EXHIBIT 99.1

Thursday, May 7, 2026

Contact:	Jason Long, CFO and Secretary
(804) 843-2360

C&F Financial Corporation Announces

Sale of Interest in Bearing Insurance Group and

Executes Strategic Restructuring of Securities Portfolio

Toano, Va., May 7, 2026 – C&F Financial Corporation (the Corporation) (NASDAQ:CFFI), the holding company for C&F Bank, today announced the completion of the sale (the Transaction) of the Corporation’s interest (held by C&F Bank’s subsidiary, C&F Insurance Services, LLC) in Bearing Insurance Group, LLC (Bearing) to an unaffiliated third party, effective May 1, 2026.  Based solely on information available to the Corporation on the date hereof, the Corporation estimates that a pre-tax gain of approximately $8.3 million will be recognized on the Transaction, which will be included in the Corporation’s financial results for the second quarter of 2026.

Following the completion of the Transaction, the Corporation executed a strategic restructuring of a portion of its securities available for sale (AFS) portfolio (the Portfolio Restructuring), which will offset a portion of the gain from the Transaction. In the Portfolio Restructuring, the Corporation sold $72.6 million in book value of securities AFS with a weighted average yield of 1.40% and representing approximately 14.7% of the entire securities portfolio, and purchased approximately $67.8 million of securities AFS with a weighted average yield of approximately 4.70%. Based solely on information available to the Corporation on the date hereof, the Corporation estimates that the Portfolio Restructuring will result in a pre-tax loss of approximately $7.1 million, which will also be included in the Corporation’s financial results for the second quarter of 2026. The estimated loss on the Portfolio Restructuring is expected to be recovered over approximately 3.3 years. The Corporation expects, on an annualized basis, the Portfolio Restructuring will improve earnings per share by approximately $0.51 per share and net interest margin by approximately 9 basis points.

While the loss recognized upon the Portfolio Restructuring is expected to have no impact on the Corporation’s total consolidated equity or tangible book value per share, the gain from the sale of Bearing is expected to increase tangible book value per share by an estimated $1.90 per share after taxes.

Tom Cherry, President and CEO of the Corporation, stated, “We elected to use this opportunity offered by the sale of our membership interest in Bearing to proactively reposition our securities portfolio, which we anticipate will provide meaningful earnings improvement and enhanced net interest margin moving forward.”

Forward-Looking Statements. This press release contains statements concerning the Corporation’s expectations, plans, objectives or beliefs regarding future financial performance and other statements that are not historical facts, which may constitute “forward-looking statements” as defined by federal securities laws. Forward-looking statements generally can be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “might,” “will,” “intend,” “target,” “should,” “could,” or similar expressions, are not statements of historical fact, and are based on management’s beliefs, assumptions and expectations regarding future events or performance as of the date of this press release, taking into account all information currently available. These statements may include, but are not limited to: statements made in Mr. Cherry’s quotation , statements regarding the Transaction, including the Corporation’s expected gain to be recognized on the Transaction and the anticipated impact of the Transaction on the Corporation’s tangible book value per share, and statements regarding the Portfolio Restructuring, including the anticipated benefits from the Portfolio Restructuring to earnings per share and net interest margin. The Corporation’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material adverse effect on the operations and future prospects of the Corporation and its subsidiaries include, but are not limited to, the possibility that the expected financial impacts of the Transaction or the Portfolio Restructuring may differ from current expectations, including as a result of post-closing price or other adjustments to consideration received with respect to the Transaction; business, economic, tax and other factors affecting the Transaction and the Portfolio Restructuring; and other factors, many of which are beyond the Company’s control, including those detailed in the Corporation’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statement. There can be no assurance that actual results will not differ materially from historical results or those expressed in or implied by such forward-looking statements, or that the beliefs, assumptions and expectations underlying such forward-looking statements will be proven to be accurate. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which the statement was made, except as otherwise required by law.

About C&F

C&F Bank operates 31 banking offices and five commercial loan offices located throughout Virginia and offers full wealth management services through its subsidiary C&F Wealth Management, Inc. C&F Mortgage Corporation and its subsidiary C&F Select LLC provide mortgage loan origination services through offices located in Virginia and the surrounding states.

C&F Finance Company provides automobile, marine and recreational vehicle loans through indirect lending programs offered primarily in the Mid-Atlantic, Midwest and Southern United States from its headquarters in Henrico, Virginia.

Additional information regarding the Corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the Corporation’s website at http://www.cffc.com.